Exhibit 99.1

ENERGY SERVICES TO PRESENT AT THE 16TH ANNUAL IDEAS INVESTOR CONFERENCE

Huntington, WV   November 20, 2024- Energy Services of America (the “Company” or “Energy Services”) (Nasdaq: ESOA), today announced its President, Doug Reynolds, and Chief Financial Officer, Charles Crimmel, will present at the Southwest IDEAS Investor Conference on Thursday, November 21, 2024 at The Statler in Dallas, TX. The Company’s presentation is scheduled to begin at 11:30am CT. The presentation is webcast and can be accessed through the conference host’s main website: https://www.threepartadvisors.com/southwest.

If interested in participating or learning more about the IDEAS conferences, please contact Lacey Wesley at (817) 769 -2373 or lWesley@IDEASconferences.com.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,200+ employees on a regular basis. The Company's core values are safety, quality, and production.

Investor Relations:
Steven Hooser
Three Part Advisors, LLC
(214) 872-2710

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.